Exhibit 99.1

[IBIS LETTERHEAD]

April 27, 2012

Acadia Healthcare Company, Inc.

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Ladies and Gentlemen:

We hereby consent to the reference to our firm and to certain information that was published by us in IBISWorld Industry Report 62399, published in August 2010, and IBISWorld Industry Report 62322, published in May 2011 in the Registration Statement on Form S-l of Acadia Healthcare Company, Inc. (the “Company”), and any amendments thereto (the “Registration Statement”). We further consent to the inclusion of this consent as an exhibit to the Registration Statement.

Sincerely, IBIS World Inc
By:	/s/ Austin Riley
Name: Austin Riley
Title: Client Relationship Manager